Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Strong First Quarter 2010 Results

Dividend of $0.14 per Share Declared

BRYN MAWR, Pa. April 29, 2010 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that the Corporation earned first quarter 2010 diluted earnings per share of $0.25 and net income of $2.2 million. Included in the first quarter results are a provision for loan and lease losses of $3.1 million that is largely attributable to one commercial loan relationship, a $1.5 million gain on the sale of investment securities, and merger and due diligence related expenses of approximately $347 thousand associated with the pending merger with First Keystone Financial, Inc.

Ted Peters, Chairman and Chief Executive Officer, stated “Our net income for the first quarter was excellent given that it included securities gains, a much larger than expected provision, and continued merger related costs. Additionally, there have been a number of positive events including a decrease for the second consecutive quarter in non-performing assets which now represents a manageable 0.56% of total assets. In addition our net interest margin rose to 4.06% for the quarter, the third consecutive quarterly increase, and Wealth Management Division assets under management, administration, supervision and brokerage exceeded $3 billion for the first time in the history of the Corporation.”

Mr. Peters continued, “We remain excited about our merger with First Keystone Bank. The merger integration and regulatory approval processes are progressing well and we anticipate closing the transaction in July subject to receipt of all necessary regulatory approvals.”

SIGNIFICANT ITEMS FOR THE QUARTER

•

Total Wealth Management Division assets under management, administration and supervision at March 31, 2010 were approximately $3.1 billion, up $238.4 million or 8.3% from the fourth quarter of 2009, and up $1.2 billion or 58.7% from March 31, 2009 due primarily to the improvements in the financial markets along with the success of BMT Asset Management.

•

Revenue from Wealth Management services for the first quarter of 2010 was $3.8 million, up 6.5% from fourth quarter 2009 revenue of $3.6 million and up 9.3% from first quarter 2009 revenue of $3.5 million.

•

Deposit levels were $914.4 million at March 31, 2010, a decrease of $23.5 million or 2.5% from December 31, 2009, partially due to a temporary 2009 year-end inflow from one large commercial customer and a decline in time deposits. Deposit levels increased $27.6 million or 3.1% from March 31, 2009 as new core transaction account openings have continued to grow.

•

First quarter portfolio loan and lease balances of $893.1 million increased 0.8% or $7.4 million compared to $885.7 million at December 31, 2009, led primarily by a 3.8% or $10.0 million increase in commercial mortgages. Partially offsetting these increases was a decline in home equity lines and loans in our local market area of $2.1 million or 1.2% and a planned decline in the lease portfolio of $3.7 million or 7.8%.

•

The tax equivalent net interest margin was 4.06% for the first quarter of 2010, up 21 basis points from the fourth quarter 2009 and 44 basis points from the first quarter of 2009 primarily due to lower deposit rates, reductions in wholesale and time deposit balances, lower variable rates on subordinated debt and prudent pricing strategies in the loan portfolio.

•	Tax equivalent net interest income for the first quarter of 2010 was $11.3 million, up $1.6 million or 16.2% from the same period in 2009 due to an increase in the margin and higher volume.

•

The Corporation’s investment portfolio had a fair market value of $173.8 million at March 31, 2010 compared to $106.2 million at March 31, 2009 due largely to higher cash balances from the strong growth in deposits. The investment portfolio at March 31, 2010 is $34.4 million lower than the December 31, 2009 balance of $208.2 million due to the sales of mortgage backed securities. There was no other than temporary impairment (“OTTI”) charge in the first quarter of 2010 or in years 2009 or 2008.

•

Investment securities gains of $1.5 million were recorded during the first quarter of 2010. These gains resulted from reducing exposure to mortgage-backed securities by approximately $38 million due to historically tight spreads between mortgage-backed securities and treasuries, the uncertainties surrounding the end of the Federal government’s mortgage buying program and to limit extension risk as the Corporation expects interest rates to rise.

•

Revenue from the sale of residential mortgage loans for the quarter ended March 31, 2010 was $525 thousand, lower than the production in the fourth quarter of 2009 and during the quarter ended March 31, 2009. However, first quarter 2010 revenue of $525 thousand exceeds the 2008 quarterly average revenue of approximately $319 thousand.

•

At March 31, 2010, the allowance for loan and lease losses of $9.7 million was 1.09% of portfolio loans and leases compared with $10.4 million or 1.18% and $10.1 million or 1.13% at December 31, 2009 and March 31, 2009, respectively. The decrease is mainly attributable to general economic improvements and the overall quality of the loan and lease portfolio. The coverage ratio (allowance for loan and lease loss divided by non-performing loans and leases) at March 31, 2010 was approximately 141% compared to 151% at December 31, 2009 and 254% at March 31, 2009.

•	First quarter 2010 charge-offs of $3.95 million included a $3 million charge-off related to one specific commercial loan of which $750 thousand was specifically reserved for at December 31, 2009.

•	The loan and lease loss provision for the quarter ended March 31, 2010 was $3.1 million, compared with $1.3 million and $1.6 million at December 31, 2009 and March 31, 2009, respectively.

•

Trends within the leasing portfolio have shown improvement as net charge-offs have continually decreased on a quarterly basis from $1.4 million in the first quarter of 2009 to $545 thousand in the first quarter of 2010.

•

Non-performing loans and leases are 77 basis points of total portfolio loans and leases at March 31, 2010. The level of non-performing loans and leases decreased from 78 basis points at December 31, 2009, but increased from 45 basis points at March 31, 2009 primarily due to the economic environment. The majority of these loans are adequately secured by collateral that can substantially liquidate the associated debt.

•

In April, the Corporation foreclosed on a $1.5 million non-performing commercial loan. The Corporation expects to fully recover the outstanding loan balance and possibly some of the back interest and costs. Additionally, the Corporation anticipates a second quarter foreclosure on a $595 thousand construction loan which is secured by two newly constructed homes.

•

Non-interest expense decreased 1.6% in the first quarter of 2010 compared to the fourth quarter of 2009, but increased 3.8% from the first quarter of 2009, primarily as a result of due diligence and merger related expenses, professional fees, and the loss on the sale of OREO.

•

At March 31, 2010, the Corporation had an unused borrowing capacity of $297 million at the Federal Home Loan Bank of Pittsburgh, $60 million at the Federal Reserve, and $75 million of Fed Funds lines. Additionally, liquidity remains strong with approximately $62 million of cash balances at the Federal Reserve and $9 million in other interest bearing accounts at March 31, 2010.

Regulatory Capital Ratios:

	Actual 3/31/2010	Actual 12/31/2009	Actual 3/31/2009
Bryn Mawr Trust Company
Tier I Capital to Risk Weighted Assets (RWA)	9.32%	9.06%	8.56%
Total (Tier II) Capital to RWA	12.41%	12.20%	11.02%
Tier I Leverage Ratio	8.28%	8.03%	7.68%

Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	9.70%	9.41%	8.96%
Total (Tier II) Capital to RWA	12.78%	12.53%	11.41%
Tier I Leverage Ratio	8.63%	8.35%	8.05%
Tangible Common Equity Ratio	7.82%	7.51%	7.20%

DIVIDEND DECLARED

On April 28, 2010, the Corporation’s Board of Directors declared a quarterly dividend of $0.14 per share, payable June 1, 2010 to shareholders of record as of May 10, 2010.

The Corporation will hold an earnings conference call at 8:15 a.m. EDT on Friday, April 30, 2010. Interested parties may participate by calling 800-860-2442, conference #439652, at 8:15 a.m. EDT. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through April 30, 2011. The number to call for the taped replay is 877-344-7529 and the Replay Passcode is 439652.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; and other factors as described in our securities filings. All forward-looking statements and information made herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

Where to Find More Information About the First Keystone Financial, Inc. Merger

The Corporation has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 concerning the proposed merger of First Keystone Financial, Inc. into the Corporation (the “Merger”). The Registration Statement includes a prospectus for the offer and sale of the Corporation’s Common Shares to First Keystone Financial, Inc.’s shareholders as well as a proxy statement for the solicitation of proxies from First Keystone Financial, Inc.’s shareholders for use at the meeting at which the Merger will be voted upon. The combined prospectus and proxy statement and other documents filed by the Corporation with the SEC contain important information about the Corporation, First Keystone Financial, Inc., and the Merger. We urge investors and First Keystone Financial, Inc.’s shareholders to read carefully the combined prospectus and proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. First Keystone Financial, Inc.’s shareholders in particular should read the combined prospectus and proxy statement carefully before making a decision concerning the Merger. Investors and shareholders may obtain a free copy of the combined prospectus and proxy statement – along with other filings containing information about the Corporation – at the SEC’s website at http://www.sec.gov. Copies of the combined prospectus and proxy statement, and the filings with the SEC incorporated by reference in the combined prospectus and proxy statement, can also be obtained free of charge by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, PA 19010, attention Geoffrey Halberstadt, Secretary, telephone (610) 581-4873.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

# # # #

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

March 31, 2010

(unaudited)

	For The Three Months Ended
	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009

Interest income	$13,894	$14,191	$14,186	$14,222	$14,293
Interest expense	2,777	3,266	3,856	4,310	4,667

Net interest income	11,117	10,925	10,330	9,912	9,626
Provision for loan and lease losses	3,113	1,302	2,305	1,686	1,591

Net interest income after provision for loan and lease losses	8,004	9,623	8,025	8,226	8,035

Fees for wealth management services	3,831	3,597	3,457	3,620	3,504
Loan servicing and late fees	381	386	367	343	291
Service charges on deposits	501	504	493	491	463
Net gain on sale of residential mortgage loans	525	859	760	2,516	1,877
Net gain on sale of investments	1,544	603	848	—	472
Net gain on trading investment	—	15	161	79	—
Other operating income	529	577	557	752	878

Non-interest income	7,311	6,541	6,643	7,801	7,485

Salaries and wages	5,287	5,848	5,322	5,626	5,479
Employee benefits	1,558	1,253	1,281	1,462	1,582
Occupancy and bank premises	984	911	893	906	927
Furniture fixtures and equipment	595	575	634	612	586
Advertising	262	310	196	346	232
Impairment / (recovery) of mortgage servicing rights	41	(175)	(51)	(115)	204
Amortization of mortgage servicing rights	199	216	186	256	195
Intangible asset amortization	77	77	77	77	77
FDIC insurance	314	290	265	357	322
FDIC insurance special assessment	—	—	—	540	—
Due diligence / merger related expense	347	531	85	—	—
Net loss sale of OREO	152	—	—	—	—
Professional fees	619	702	419	494	393
Other expenses	1,470	1,560	1,382	1,726	1,471

Non-interest expense	11,905	12,098	10,689	12,287	11,468

Income before income taxes	3,410	4,066	3,979	3,740	4,052
Income tax expense	1,187	1,429	1,360	1,291	1,420

Net income	$2,223	$2,637	$2,619	$2,449	$2,632

Per share data:
Weighted average shares outstanding	8,893,997	8,794,602	8,782,632	8,745,708	8,602,406
Dilutive potential common shares	11,017	9,112	17,664	21,601	18,498

Adjusted weighted average dilutive shares	8,905,014	8,803,714	8,800,296	8,767,309	8,620,904

Basic earnings per common share	$0.25	$0.30	$0.30	$0.28	$0.31

Diluted earnings per common share	$0.25	$0.30	$0.30	$0.28	$0.31

Dividend declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

Effective tax rate	34.8%	35.1%	34.2%	34.5%	35.0%

Net interest margin (tax equivalent)	4.06%	3.85%	3.72%	3.59%	3.62%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

March 31, 2009

(unaudited)

For the period end:	2010 1Q	2009 4Q	2009 3Q	2009 2Q	2009 1Q
Asset Quality Data

Nonaccrual loans and leases	$5,880	$6,246	$5,921	$2,913	$3,251
90 + days past due loans - still accruing	1,015	668	1,013	746	744

Nonperforming loans and leases	6,895	6,914	6,934	3,659	3,995
Other non-performing assets	—	1,025	1,521	1,897	1,311

Nonperforming assets	$6,895	$7,939	$8,455	$5,556	$5,306

Nonperforming loans and leases / portfolio loans	0.77%	0.78%	0.78%	0.41%	0.45%
Nonperforming assets / assets	0.56%	0.64%	0.71%	0.47%	0.45%

Net loan and lease charge-offs (annualized) / average loans	1.70%	0.53%	1.08%	0.64%	0.80%

Delinquency rate - loans and leases >30 day	1.10%	1.10%	1.23%	0.81%	1.01%

Delinquent loans and leases - 30-89 days	$2,917	$2,678	$3,977	$3,360	$5,077

Delinquency rate - loans and leases 30-89 days	0.33%	0.30%	0.45%	0.38%	0.57%

TDR’s excluded from non-performing loans and leases	$3,894	$1,622	$1,462	$1,562	$—

Changes in the Allowance for loan and lease losses:

Balance, beginning of period	$10,424	$10,299	$10,389	$10,137	$10,332

Charge-offs	(3,946)	(1,385)	(2,581)	(1,546)	(1,858)

Recoveries	149	208	186	112	72

Net (charge-offs) / recoveries	(3,797)	(1,177)	(2,395)	(1,434)	(1,786)

Provision for loan and lease losses	3,113	1,302	2,305	1,686	1,591

Balance, end of period	$9,740	$10,424	$10,299	$10,389	$10,137

Allowance for loan and lease losses / loans and leases	1.09%	1.18%	1.16%	1.18%	1.13%
Allowance for loan and lease losses / nonperforming loans and leases	141.3%	150.8%	148.5%	283.9%	253.7%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

March 31, 2009

(unaudited)

For the period and period end:	2010 1Q	2009 4Q	2009 3Q	2009 2Q	2009 1Q
Selected ratios (annualized):

Return on average assets	0.76%	0.87%	0.89%	0.83%	0.92%
Return on average shareholders’ equity	8.59%	10.22%	10.39%	10.11%	11.54%
Yield on loans and leases*	5.76%	5.75%	5.79%	5.84%	5.85%
Yield on interest earning assets*	5.06%	4.99%	5.09%	5.13%	5.37%
Cost of interest bearing funds	1.28%	1.45%	1.73%	1.94%	2.15%
Net interest margin*	4.06%	3.85%	3.72%	3.59%	3.62%
Book value per share	$11.86	$11.72	$11.62	$11.33	$10.99
Tangible book value per share	$10.56	$10.40	$10.44	$10.15	$9.78
Period end shares outstanding	8,958,970	8,866,420	8,783,130	8,781,079	8,615,296

Selected data:

Mortgage loans originated	$24,346	$34,975	$35,025	$125,090	$96,523
Mortgage loans sold - servicing retained	$18,737	$31,503	$29,577	$112,608	$93,071
Mortgage loans sold - servicing released	$1,747	$1,335	$3,474	$188	$1,225
Mortgage loans serviced for others	$520,023	$514,875	$499,503	$490,202	$411,493

Total Wealth Management Division assets under management / administration / supervision / brokerage (1)	$3,109,574	$2,871,143	$2,710,867	$2,264,029	$1,959,131

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

March 31, 2009

(unaudited)

	2010 Year-to-date	2009 Year-to-date
Selected ratios (annualized):

Return on average assets	0.76%	0.92%
Return on average shareholders’ equity	8.59%	11.54%
Yield on loans and leases*	5.76%	5.85%
Yield on interest earning assets*	5.06%	5.37%
Cost of interest bearing funds	1.28%	2.15%
Net interest margin*	4.06%	3.62%

Selected data:

Mortgage loans originated	$24,346	$96,523
Mortgage loans sold - servicing retained	$18,737	$93,071
Mortgage loans sold - servicing released	$1,747	$1,225

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.

Investment Portfolio

($’s in thousands)

	As of March 31, 2010			As of December 31, 2009			As of March 31, 2009
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Unrealized Gain / (Loss)

U. S. government agency securities	$94,774	$94,808	$34	$85,462	$85,061	$(401)	$7,999	$8,121	$122

State, county & municipal securities	24,270	24,431	161	24,859	25,024	165	11,907	11,968	61

FNMA/FHLMC mortgage backed securities	12,979	13,386	407	49,318	50,951	1,633	58,470	60,270	1,800

GNMA mortgage backed securities	2,524	2,518	(6)	8,607	8,718	111	9,503	9,571	68

Foreign debt securities	1,250	1,250	—	1,500	1,499	(1)	1,450	1,450	—

Bond - mutual funds	37,115	37,423	308	36,943	36,970	27	—	—	—

Corporate bonds	—	—	—	—	—	—	15,866	14,811	(1,055)

Total Investment Portfolio	$172,912	$173,816	$904	$206,689	$208,223	$1,534	$105,195	$106,191	$996

Capital Ratios

	Regulatory Minimum To Be Well Capitalized	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Bryn Mawr Trust Company

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.32%	9.06%	8.91%	8.71%	8.56%
Total (Tier II) Capital to RWA	10.00%	12.41%	12.20%	12.06%	11.89%	11.02%
Tier I Leverage Ratio	5.00%	8.28%	8.03%	7.98%	7.72%	7.68%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.70%	9.41%	9.36%	9.27%	8.96%
Total (Tier II) Capital to RWA	10.00%	12.78%	12.53%	12.49%	12.43%	11.41%
Tier I Leverage Ratio	5.00%	8.63%	8.35%	8.39%	8.22%	8.05%
Tangible Common Equity Ratio		7.82%	7.51%	7.74%	7.43%	7.20%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

March 31, 2010

(unaudited)

Balance Sheet

As Of:

	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009
Assets

Interest bearing deposits with banks	$71,680	$58,472	$48,351	$51,455	$30,283
Fed funds sold	—	—	—	—	—
Money market funds	402	9,175	18,140	38,252	72,433

Trading securities	—	—	5,316	5,105	—
Investment securities - AFS	173,816	208,224	168,754	153,738	106,191

Total investment securities	173,816	208,224	174,070	158,843	106,191

Loans held for sale	2,214	3,007	4,133	6,837	2,896

Portfolio loans:
Consumer	12,059	12,717	11,412	10,603	8,396
Commercial & industrial	234,300	233,288	237,340	224,355	237,440
Commercial mortgages	275,068	265,023	256,293	257,246	256,631
Construction	41,506	38,444	37,221	40,829	43,746
Residential mortgages	110,412	110,653	118,098	120,475	124,552
Home equity lines & loans	175,748	177,863	174,273	168,592	165,044
Leases	44,007	47,751	51,842	55,538	57,668

Total portfolio loans and leases	893,100	885,739	886,479	877,638	893,477

Earning assets	1,141,212	1,164,617	1,131,173	1,133,025	1,105,280

Cash and due from banks	17,995	11,670	9,381	11,260	9,342
Allowance for loan and lease losses	(9,740)	(10,424)	(10,299)	(10,389)	(10,137)
Bank owned life insurance	—	—	—	—	—
Intangible assets	11,645	11,722	10,322	10,399	10,476
FHLB stock	7,916	7,916	7,916	7,916	7,916
Other assets	52,183	53,320	47,032	47,330	46,940

Total assets	$1,221,211	$1,238,821	$1,195,525	$1,199,541	$1,169,817

Liabilities and shareholders’ equity

Interest-bearing checking	$143,735	$151,432	$128,551	$132,531	$132,354
Money market	244,747	229,836	209,574	172,850	171,986
Savings	103,233	101,719	98,189	98,545	83,834
IND / IDC deposits	47,687	52,174	54,104	20,625	29,541
Wholesale deposits	43,352	36,118	64,679	88,119	86,746
Time deposits	136,927	153,705	176,388	200,174	205,164

Interest-bearing deposits	719,681	724,984	731,485	712,844	709,625

Non-interest bearing deposits	194,697	212,903	167,991	181,153	177,153

Total deposits	914,378	937,887	899,476	893,997	886,778

Subordinated debt	22,500	22,500	22,500	22,500	15,000
Borrowed funds	142,244	144,826	147,386	149,925	152,442
Mortgage payable	2,046	2,062	2,076	2,090	—
Other liabilities	33,772	27,610	22,040	31,539	20,899
Shareholders’ equity	106,271	103,936	102,047	99,490	94,698

Total liabilities and shareholders’ equity	$1,221,211	$1,238,821	$1,195,525	$1,199,541	$1,169,817

Balance Sheet (average)

	2010 1Q	2009 4Q	2009 3Q	2009 2Q	2009 1Q
Assets

Interest bearing deposits with banks	$27,300	$52,958	$33,560	$23,588	$29,434
Fed funds sold	—	—	—	—	2,222
Money market funds	1,426	14,334	28,877	70,933	40,903
Trading securities	—	1,502	5,189	2,436
Investment securities	200,482	182,925	160,365	128,528	108,413
Loans held for sale	2,975	4,441	5,307	6,219	6,478
Portfolio loans and leases	892,184	882,956	881,519	886,180	897,215

Earning assets	1,124,367	1,139,116	1,114,817	1,117,884	1,084,665

Cash and due from banks	10,627	11,713	11,191	10,386	11,706
Allowance for loan and lease losses	(10,620)	(10,557)	(10,529)	(10,242)	(10,353)
Bank owned life insurance	—	—	—	—	6,753
Intangible assets	11,690	10,305	10,367	10,443	10,399
Other assets	57,495	53,825	53,617	53,924	52,022

Total assets	$1,193,559	$1,204,402	$1,179,463	$1,182,395	$1,155,192

Liabilities and shareholders’ equity

Interest-bearing checking	$143,935	$139,494	$132,436	$138,904	$133,955
Money market	240,542	218,691	189,768	171,378	160,372
Savings	99,925	93,687	94,778	85,035	74,590
IND / IDC deposits	42,030	53,617	27,790	25,057	29,287
Wholesale deposits	43,026	56,447	74,347	99,371	103,562
Time deposits	139,959	162,300	192,275	198,221	207,964

Interest-bearing deposits	709,417	724,236	711,394	717,966	709,730

Non-interest bearing deposits	189,314	185,133	172,257	171,918	160,295

Total deposits	898,731	909,369	883,651	889,884	870,025

Subordinated debt	22,500	22,500	22,500	20,934	15,000
Borrowed funds	143,939	145,994	148,632	151,109	154,114
Mortgage payable	2,056	2,070	2,085	1,614	—
Other liabilities	21,315	22,150	22,602	21,714	23,559
Shareholders’ equity	105,018	102,319	99,993	97,140	92,494

Total liabilities and shareholders’ equity	$1,193,559	$1,204,402	$1,179,463	$1,182,395	$1,155,192

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	1st Quarter 2010			4th Quarter 2009			3rd Quarter 2009			2nd Quarter 2009			1st Quarter 2009
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$27,300	$14	0.21%	$52,958	$30	0.22%	$33,560	$14	0.17%	$23,588	$12	0.20%	$29,434	$17	0.23%
Federal funds sold	—	—	—	—	—	—	—	—	—	—	—	—	2,222	1	0.18%
Money market funds	1,426	1	0.28%	14,334	9	0.25%	28,877	26	0.36%	70,933	80	0.45%	40,903	82	0.81%
Investment securities available for sale:
Taxable	175,632	1,021	2.36%	159,015	1,144	2.85%	144,073	1,079	2.97%	116,968	1,058	3.63%	98,240	1,116	4.61%
Tax-exempt	24,850	278	4.54%	25,412	278	4.34%	21,481	236	4.36%	13,996	155	4.44%	10,173	107	4.27%

Investment securities available for sale	200,482	1,299	2.63%	184,427	1,422	3.06%	165,554	1,315	3.15%	130,964	1,213	3.72%	108,413	1,223	4.58%

Loans and leases *	895,159	12,724	5.76%	887,397	12,860	5.75%	886,826	12,943	5.79%	892,399	12,999	5.84%	903,693	13,035	5.85%

Total interest earning assets	1,124,367	14,038	5.06%	1,139,116	14,321	4.99%	1,114,817	14,298	5.09%	1,117,884	14,304	5.13%	1,084,665	14,358	5.37%

Cash and due from banks	10,627			11,713			11,191			10,386			11,706
Less allowance for loan and lease losses	(10,620)			(10,557)			(10,529)			(10,242)			(10,353)
Other assets	69,185			64,130			63,984			64,367			69,174

Total assets	$1,193,559			$1,204,402			$1,179,463			$1,182,395			$1,155,192

Liabilities:

Savings, NOW and market rate deposits	$484,402	$656	0.55%	$451,873	$752	0.66%	$416,982	$729	0.69%	$395,317	$798	0.81%	$368,917	$816	0.90%
IND / IDC deposits	42,030	51	0.49%	53,617	60	0.44%	27,790	37	0.53%	25,057	24	0.38%	29,287	28	0.39%
Wholesale deposits	43,026	185	1.74%	56,446	278	1.95%	74,347	428	2.28%	99,371	592	2.39%	103,562	785	3.07%
Time deposits	139,959	454	1.32%	162,300	681	1.66%	192,275	1,094	2.26%	198,221	1,316	2.66%	207,964	1,554	3.03%

Total interest-bearing deposits	709,417	1,346	0.77%	724,236	1,771	0.97%	711,394	2,288	1.28%	717,966	2,730	1.53%	709,730	3,183	1.82%

Subordinated debt	22,500	273	4.92%	22,500	282	4.97%	22,500	299	5.27%	20,934	306	5.86%	15,000	221	5.98%
Mortgage payable	2,056	28	5.52%	2,070	29	5.56%	2,085	30	5.71%	1,614	23	5.72%	—	—	—
Borrowed funds	143,939	1,130	3.18%	145,995	1,184	3.22%	148,632	1,239	3.31%	151,109	1,251	3.32%	154,114	1,263	3.32%

Total interest-bearing liabilities	877,912	2,777	1.28%	894,801	3,266	1.45%	884,611	3,856	1.73%	891,623	4,310	1.94%	878,844	4,667	2.15%

Noninterest-bearing deposits	189,314			185,133			172,257			171,918			160,295
Other liabilities	21,315			22,149			22,602			21,714			23,559

Total noninterest-bearing liabilities	210,629			207,282			194,859			193,632			183,854

Total liabilities	1,088,541			1,102,083			1,079,470			1,085,255			1,062,698

Shareholders’ equity	105,018			102,319			99,993			97,140			92,494

Total liabilities and shareholders’ equity	$1,193,559			$1,204,402			$1,179,463			$1,182,395			$1,155,192

Interest income to earning assets			5.06%			4.99%			5.09%			5.13%			5.37%

Net interest spread			3.78%			3.54%			3.36%			3.19%			3.22%
Effect of noninterest-bearing sources			0.28%			0.31%			0.36%			0.40%			0.40%

Net interest income/ margin on earning assets		$11,261	4.06%		$11,055	3.85%		$10,442	3.72%		$9,994	3.59%		$9,691	3.62%

Tax equivalent adjustment		$144	0.05%		$130	0.04%		$112	0.02%		$82	0.02%		$65	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.